UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEQUENOM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0365889
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3595 JOHN HOPKINS COURT SAN DIEGO, CALIFORNIA	92121
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration Statement and Number to which the form relates:

                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

n/a

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

In connection with our adoption of a share purchase rights plan providing for the dividend distribution of one preferred share purchase right for each outstanding share of our common stock, par value $0.001 per share, we are hereby amending our Registration Statement on Form 8-A relating to our common stock filed with the Securities and Exchange Commission, or the SEC, on January 25, 2000.

Item 1.	Description of Registrant’s Securities to be Registered.

We hereby incorporate the description of the share purchase rights plan into the description of our capital stock by reference to our Current Report on Form 8-K filed with the SEC on March 4, 2009, including any amendments or reports filed for the purpose of updating such description.

Item 2.	Exhibits.

Exhibit Number	Description of Document
3.1 (1)	Restated Certificate of Incorporation of the Registrant.

3.2 (2)	Restated Bylaws of Registrant, as amended.

3.3 (3)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1 (1)	Specimen Common Stock Certificate.

4.2 (3)	Rights Agreement dated as of March 3, 2009, by and between the Registrant and American Stock Transfer & Trust Company, LLC.

4.3 (3)	Form of Right Certificate.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 6, 2006.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 7, 2007.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed March 4, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEQUENOM, INC.

Date: March 20, 2009	By:	/s/ Clarke W. Neumann
Clarke W. Neumann
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1 (1)	Restated Certificate of Incorporation of the Registrant.

3.2 (2)	Restated Bylaws of Registrant, as amended.

3.3 (3)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1 (1)	Specimen Common Stock Certificate.

4.2 (3)	Rights Agreement dated as of March 3, 2009, by and between the Registrant and American Stock Transfer & Trust Company, LLC.

4.3 (3)	Form of Right Certificate.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 6, 2006.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 7, 2007.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed March 4, 2009.